UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2010

Date of report (date of earliest event reported)

Michaels Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09338	75-1943604
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

8000 Bent Branch Drive

Irving, Texas 75063

(Address of principal executive offices) (Zip Code)

(972) 409-1300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.             Supplemental Indenture

On October 20, 2010, Michaels Stores, Inc. (the “Company”) and Law Debenture Trust Company of New York (as successor trustee to Wells Fargo Bank, National Association), as trustee (the “2014 Senior Notes Trustee”) under the indenture dated October 31, 2006 (the “2014 Senior Indenture”), by and among the Company, the guarantors named therein and the 2014 Senior Notes Trustee, relating to the Company’s 10% Senior Notes due 2014 (the “2014 Senior Notes”), entered into a supplemental indenture (the “Supplemental Indenture”) to amend certain terms of the 2014 Senior Indenture.  The Company received the requisite consents to execute the Supplemental Indenture on October 20, 2010, pursuant to its previously announced tender offer and consent solicitation.  The Supplemental Indenture effects the proposed amendments to the 2014 Senior Indenture as described in the Offer to Purchase and Consent Solicitation Statement, dated as of October 6, 2010 (the “Consent Solicitation”).  The amendments to the 2014 Senior Indenture eliminated substantially all of the affirmative and restrictive covenants contained in the 2014 Senior Indenture and the 2014 Senior Notes (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the 2014 Senior Notes when due) and certain events of default, and modified or eliminated certain other provisions contained in the 2014 Senior Indenture and the 2014 Senior Notes.

2.             2018 Senior Indenture and Senior Notes due 2018

General

On October 21, 2010, the Company issued $800.0 million aggregate principal amount of 7 ¾% senior notes that mature on November 1, 2018 (the “2018 Senior Notes”).  The 2018 Senior Notes were issued pursuant to an indenture dated October 21, 2010 (the “2018 Senior Indenture”), by and among the Company, the guarantors named therein and Law Debenture Trust Company of New York, as trustee.

Guarantees

The 2018 Senior Notes are guaranteed, jointly and severally, on an unsecured senior basis, by each of the Company’s subsidiaries that guarantee indebtedness under the Company’s amended and restated senior secured asset-based revolving facility and senior secured term loan facility (the “Senior Secured Credit Facilities”).  If the Company creates or acquires a new wholly owned domestic subsidiary that guarantees the Company’s indebtedness or the indebtedness of a guarantor, it will guarantee the 2018 Senior Notes unless the Company designates the subsidiary as an “unrestricted subsidiary” under the terms and conditions set forth in the 2018 Senior Indenture.

Ranking

The 2018 Senior Notes are the Company’s unsecured senior obligations and rank senior in right of payment to all of the Company’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes, including the Company’s senior subordinated notes due 2016 (the “Senior Subordinated Notes”) and the Company’s subordinated discount notes due 2016 (the “Subordinated Discount Notes”); rank equally in right of payment to all of the Company’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes; and are effectively subordinated in right of payment to all of the Company’s existing and future secured debt (including obligations under the Senior

Secured Credit Facilities), to the extent of the value of the Company’s assets securing such debt, and are structurally subordinated to all obligations of each of the Company’s subsidiaries that is not a guarantor of the 2018 Senior Notes.

Similarly, the 2018 Senior Note guarantees are the unsecured senior obligations of the guarantors and rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes, including such guarantor’s guarantee under the Senior Subordinated Notes and the Subordinated Discount Notes; rank equally in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes; and are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under the Senior Secured Credit Facilities), to the extent of the value of such guarantor’s assets securing such debt.

Optional Redemption

At any time prior to November 1, 2014, the Company may redeem all or a part of the 2018 Senior Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of the 2018 Senior Notes or otherwise delivered in accordance with the procedures of the Depository Trust Company, at a redemption price equal to 100% of the principal amount of the 2018 Senior Notes redeemed plus the Applicable Premium (as defined in the 2018 Senior Indenture) and accrued and unpaid interest and Additional Interest (as defined in the 2018 Senior Indenture), if any, to the date of redemption, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2014, the Company may redeem the 2018 Senior Notes, in whole or in part, upon notice, at the redemption prices (expressed as percentages of principal amount of the 2018 Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2014	103.875%
2015	101.938%
2016 and thereafter	100.000%

In addition, until November 1, 2013, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of the 2018 Senior Notes (including the aggregate principal amount of the 2018 Senior Notes issued after the issue date) at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the 2018 Senior Indenture); provided that at least 50% of the sum of the aggregate principal amount of the 2018 Senior Notes originally issued under the 2018 Senior Indenture and any 2018 Senior Notes that are issued under the 2018 Senior Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Change of Control

If the Company experiences a change in control (as defined in the 2018 Senior Indenture), unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding 2018 Senior Notes, the Company must make an offer to purchase all of the 2018 Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest.

Covenants

The 2018 Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                                          incur additional debt;

•                                          pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•                                          issue stock of subsidiaries;

•                                          make certain investments;

•                                          create liens on the Company’s assets to secure debt;

•                                          enter into transactions with affiliates;

•                                          merge or consolidate with another company; and

•                                          sell or otherwise transfer assets.

Events of Default

The 2018 Senior Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in principal amount of the then total outstanding 2018 Senior Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2018 Senior Notes to be due and payable immediately.

3.             Registration Rights Agreement

On October 21, 2010, the Company entered into a registration rights agreement with respect to the 2018 Senior Notes (the “Registration Rights Agreement”) described above in Section 2 of this Item 1.01. Pursuant to the Registration Rights Agreement, the Company has agreed that it will use its reasonable best efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the 2018 Senior Notes as part of an offer to exchange freely tradable exchange notes for the 2018 Senior Notes (the “Exchange Offer”).

The Company is required to use its reasonable best efforts to cause the Exchange Offer to be completed or, if required, to have a shelf registration statement declared effective, within 360 days after the issue date of the 2018 Senior Notes.

If the Company fails to meet this target (a “Registration Default”), the annual interest rate on the 2018 Senior Notes will increase by 0.25%. The annual interest rate on the 2018 Senior Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the 2018 Senior Notes will revert to the original level.

The foregoing descriptions of each of the Supplemental Indenture, the 2018 Senior Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Supplemental Indenture, the 2018 Senior Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this current report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

On October 21, 2010, the Company (i) instructed the 2014 Senior Notes Trustee to deliver a notice of redemption to the holders of the remaining outstanding 2014 Senior Notes and (ii) deposited cash with the 2014 Senior Notes Trustee to satisfy and discharge the 2014 Senior Indenture and to fund the redemption of the remaining outstanding 2014 Senior Notes (including the payment of accrued interest on the remaining outstanding 2014 Senior Notes through the date of redemption).  As a result, the 2014 Senior Indenture was discharged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Expiration and Results of the Consent Solicitation

On October 21, 2010, the Company announced that pursuant to the Consent Solicitation, it received tenders and consents from the holders of $658,593,000, or approximately 87.81%, of the 2014 Senior Notes before the expiration of the consent payment deadline, October 20, 2010, at 5:00 p.m. Eastern time (the “Consent Date”). The consents received exceeded the number needed to approve the proposed amendments to the 2014 Senior Indenture, which have the effect of eliminating substantially all of the restrictive covenants contained in the Indenture and the 2014 Senior Notes.  Additionally, pursuant to the terms of the tender offer, the Company has accepted for payment all 2014 Senior Notes tendered on or prior to the Consent Date and holders who tendered such 2014 Senior Notes will receive $1,055.00 per $1,000 in principal amount of the 2014 Senior Notes validly tendered.

The tender offer is scheduled to expire at 12:01 a.m., New York City time, on November 4, 2010, unless extended or earlier terminated by the Company.

The press release related to the above-described matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Redemption of 2014 Notes

On October 21, 2010, the Company (i) instructed the 2014 Senior Notes Trustee to deliver a notice of redemption to the holders of the remaining outstanding 2014 Senior Notes and (ii) deposited cash with the 2014 Senior Notes Trustee to satisfy and discharge the 2014 Senior Indenture and to fund the redemption of the remaining outstanding 2014 Senior Notes.  The redemption date is November 22, 2010 (the “Redemption Date”) at a redemption price equal to 105%.  In addition, the Company will pay accrued and unpaid interest on the redeemed notes up to, but not including, the Redemption Date.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of October 20, 2010, by and among Michaels Stores, Inc. and Law Debenture Trust Company of New York, as trustee.
4.2	Indenture, dated as of October 21, 2010, by and among Michaels Stores, Inc., the guarantors named therein and Law Debenture Trust Company of New York, as trustee.
4.3	Registration Rights Agreement, dated as of October 21, 2010, by and among Michaels Stores, Inc., the guarantors named therein and the Initial Purchasers named therein.
99.1	Press release issued by Michaels Stores, Inc. on October 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer and Chief Financial Officer

Dated: October 26, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of October 20, 2010, by and among Michaels Stores, Inc. and Law Debenture Trust Company of New York, as trustee.
4.2	Indenture, dated as of October 21, 2010, by and among Michaels Stores, Inc., the guarantors named therein and Law Debenture Trust Company of New York, as trustee.
4.3	Registration Rights Agreement, dated as of October 21, 2010, by and among Michaels Stores, Inc., the guarantors named therein and the Initial Purchasers named therein.
99.1	Press release issued by Michaels Stores, Inc. on October 21, 2010.